UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 24, 2022, Continental Resources, Inc., an Oklahoma corporation, as borrower (the “Borrower”), MUFG Bank, Ltd. (as successor to MUFG Union Bank, N.A.), as administrative agent (the “Administrative Agent”), the guarantors party thereto, the issuing banks and the lenders party thereto entered into that certain Amendment No. 1 and Agreement (the “Amendment”) to that certain Revolving Credit Agreement, dated as of October 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment, the “Existing Credit Agreement”, and, as further amended by the Amendment, the “Amended Credit Agreement”), among the Borrower, the Administrative Agent, the guarantors party thereto and the lenders party thereto.

The Amendment, among other things: (i) increases the amount of the aggregate commitments by $255 million to total aggregate commitments of $ 2.255 billion; and (ii) amends the Existing Credit Agreement to replace LIBOR as a benchmark with Term SOFR and provide that, at the Borrower’s option (other than with respect to swingline loans), loans will bear interest at (A) the Adjusted Reference Rate (as defined in the Amended Credit Agreement) plus an applicable margin of 0% to 1.000% based on the Borrower’s index debt ratings or (B) Adjusted Term SOFR (as defined in the Amended Credit Agreement) plus an applicable margin of 1.000% to 2.000% based on the Borrower’s index debt ratings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: August 26, 2022

	By:	/s/ John D. Hart
John D. Hart
Chief Financial Officer and Executive Vice President of Strategic Planning